Exhibit 99.1

News Release

Media contact:

Nicole Alexander

+1.316.676.3212

Nicole_Alexander@hawkerbeechcraft.com

www.hawkerbeechcraft.com

Hawker Beechcraft Obtains Additional Liquidity, Enters into Forbearance

Agreement with Lenders

WICHITA, Kan. (March 27, 2012) – Hawker Beechcraft, Inc. today announced it has reached an agreement with certain lenders that will provide the company with approximately $120 million of additional liquidity through an incremental term loan facility under its existing credit facility. The company intends to use the proceeds of this loan to fund its ongoing operations as Hawker Beechcraft continues working with its lenders toward a comprehensive recapitalization. As part of the agreement, lenders currently holding approximately 70 percent of Hawker Beechcraft bank debt have agreed to defer the company’s obligation to make certain interest payments on the company’s senior secured revolving and term loans when due, and have granted the company relief from certain existing loan covenants. This forbearance agreement is scheduled to expire on June 29, 2012.

Robert S. (Steve) Miller, CEO of Hawker Beechcraft, Inc., said, “Like others in the industry, Hawker Beechcraft has been impacted by the prolonged weakness in our markets. In the last three years the company has made aggressive transformational changes in all operational functions. While these steps have been effective, the company is operating with a debt load that is restricting its ability to succeed and fully execute on its strategy. We believe this agreement will stabilize the company’s current financial position and ensure Hawker Beechcraft continues manufacturing the best airplanes for our customers and providing first-class service and support. At the same time, the agreement provides Hawker Beechcraft and its lenders with additional time and flexibility to work together to recapitalize the company and better position Hawker Beechcraft for the future. We believe this loan demonstrates confidence in the long-term value of the company.”

- More -

Hawker Beechcraft Obtains Additional Liquidity, Enters into Forbearance Agreement – Page 2

Hawker Beechcraft, Inc., the parent company of Hawker Beechcraft Corporation, is a world-leading manufacturer of business, special mission, light attack and trainer aircraft – designing, marketing and supporting aviation products and services for businesses, governments and individuals worldwide. The company’s headquarters and major facilities are located in Wichita, Kan., with operations in Little Rock, Ark.; Chester, England, U.K.; and Chihuahua, Mexico. The company leads the industry with a global network of more than 100 factory-owned and authorized service centers. For more information, visit www.hawkerbeechcraft.com.

###

All statements that are not reported financial results or other historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release includes forward-looking statements including, for example, statements about our business outlook, our liquidity, our products, including the markets in which we operate, and our expectations, beliefs, plans, strategies, objectives, prospects, and assumptions for future events or performance. These forward-looking statements are not guarantees of future performance. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are also based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by, the forward-looking statements. Among the factors that could cause actual results to differ materially from those described or implied in the forward-looking statements are the substantial leverage and debt service resulting from our indebtedness; our ability to successfully complete our restructuring activities; disruption in supply from key vendors; work stoppages at our operations facilities; disruptions to our operations due to our computer system upgrade during the three months ended September 30, 2011, and any impact that such upgrade may have had on our internal controls; general business and economic conditions; lack of market competition in our existing and future markets; acceptance of our products and services; loss or retirement of key executives; our ability to attract and retain highly talented professionals; any unfavorable resolution of legal proceedings; and other risks disclosed in our filings with the Securities and Exchange Commission.